EXHIBIT 4.25
Dated 20 December 2010
The Commissioners of Her Majesty's Treasury The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc
SECOND SUPPLEMENTAL AGREEMENT relating to The Royal Bank of Scotland plc's participation in the UK Asset Protection Scheme

CityPoint One Ropemaker Street London EC2Y 9SS United Kingdom T +44 (0)20 7628 2020 F +44 (0)20 7628 2070 DX Box No 12

CONTENTS

1.	INTERPRETATION	3

2.	AMENDMENT	4

3.	REPRESENTATIONS AND WARRANTIES	4

4.	CONDITIONS PRECEDENT	5

5.	COUNTERPARTS	6

SCHEDULE 1 (New Clauses of the Accession Agreement)		7

SCHEDULE 2 (New Definitions)		12

SCHEDULE 3 (Form of Side Letter)		13

DATE: 20 December 2010

PARTIES:

1.	The Commissioners of Her Majesty's Treasury of 1 Horse Guards Road, London SW1A 2HQ (the “Treasury”);

2.
The Royal Bank of Scotland plc, a public limited company incorporated in Scotland with registered number SC090312, whose registered office is at 36 St Andrew Square, Edinburgh, Midlothian EH2 2YB (the “Participant”); and

3.
The Royal Bank of Scotland Group plc, a public limited company incorporated in Scotland with registered number SC045551, whose registered office is at 36 St Andrew Square, Edinburgh, Midlothian EH2 2YB (the “Initial Parent”).

BACKGROUND:

A.	On 19 January 2009, Her Majesty's Government of the United Kingdom announced its intention to offer the UK Asset Protection Scheme (the “Scheme”).

B.
On 26 November 2009, the Participant agreed to participate in the Scheme pursuant to an accession agreement (the “Accession Agreement”) made between the Treasury, the Participant and the Initial Parent.

C.
On 27 August 2010, the parties to this Agreement (the “Parties”) agreed to amend certain terms of the Accession Agreement and the terms and conditions of the Scheme (as such terms and conditions apply to the Participant) and the Participant agreed to enter into certain supplemental obligations pursuant to a supplemental agreement between the Parties.

D.
The Parties have now agreed to make certain further amendments to the Accession Agreement and the terms and conditions of the Scheme (as such terms and conditions apply to the Participant) as further detailed in this Agreement.

IT IS AGREED:

1.	INTERPRETATION

1.1	In this Agreement:

(A)	“APS PRC Terms of Reference” means the document entitled “APS PRC Terms of Reference” which is in the agreed form;

(B)	“Participant Entities” means the Participant and the Initial Parent; and

(C)	“Side Letter” means the letter from the Agency to the Participant and the Initial Parent in the form set out in Schedule 3.

1.2
Capitalised terms used but not defined in this Agreement shall have the respective meanings given to them in the Accession Agreement (including on the basis set out in Clause 1.1(B) of the Accession Agreement).

1.3
Condition 57 shall apply to this Agreement mutatis mutandis except that in this Agreement, unless otherwise stated, references to Clauses and Schedules are references to clauses of, and schedules to, this Agreement.

1.4	The Schedules form part of this Agreement.

1.5	This Agreement is hereby designated a Scheme Document.

1.6	Clause 1.3 of the Accession Agreement shall apply to this Agreement mutatis mutandis except that references therein to “this Agreement” shall be to this Agreement.

2.	AMENDMENT AND VARIATION

2.1	The Accession Agreement shall be amended and the Conditions varied pursuant to Condition 1.5 as follows:

(A)	new clauses 19.4 to 19.7 as set out in Schedule 1 shall be inserted into the Accession Agreement immediately after Clause 19.3 thereof;

(B)	a new clause 19A as set out in Schedule 1 shall be inserted into the Accession Agreement immediately after Clause 19 thereof;

(C)	the new definitions listed in Schedule 2 shall be inserted into Clause 1.1(A) of the Accession Agreement, in alphabetical order;

(D)	a reference to the APS PRC Terms of Reference shall be inserted into Clause 1.4 of the Accession Agreement, in alphabetical order; and

(E)
the second sentence of Clause 1.5 of the Accession Agreement shall be amended by replacing the Clauses of the Accession Agreement referred to therein with a reference to Clauses 1.1 (xii), 5.7, 5.9 to 5,23 (inclusive), 6.9, 6.11, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18 and 19.4 to 19.7 (inclusive) of the Accession Agreement.

2.2	The Accession Agreement shall, save as expressly provided in this Agreement, continue in full force and effect.

3.	REPRESENTATIONS AND WARRANTIES

Each Participant Entity represents and warrants to the Treasury on the date of this Agreement as follows:

(A)	it is a company with limited liability, duly incorporated and validly existing under the law of its jurisdiction of incorporation;

(B)	it has the power to own its assets and carry on its business as it is being conducted;

(C)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations, subject to any general principles of law limiting such obligations;

(D)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(E)
the entry into and performance by it of this Agreement and the transactions contemplated by this Agreement do not conflict with (i) any Applicable Law or (ii) the constitutional documents of any member of the Participant's Group; and

(F)	(i)
all Authorisations that are (singly or in the aggregate) material in the context of this Agreement and are required (a) to enable it lawfully to enter into, and exercise its rights and comply with its obligations pursuant to, this Agreement and (b) to make this Agreement admissible in evidence in its jurisdiction of incorporation; and

(ii)	all Authorisations required to enable it lawfully to carry on its business,

have been obtained or effected and are in full force and effect and, so far as it (acting reasonably and having made all due and reasonable enquiries) is aware, there are no circumstances which might reasonably be expected to lead to any of such Authorisations being revoked, suspended, varied or refused renewal to an extent which would be, or would be reasonably likely to be, (singly or in the aggregate) material in the context of this Agreement.

4.	CONDITIONS PRECEDENT

4.1
It shall be a condition precedent to the effectiveness of Clause 2.1 that the conditions set out in Clause 4.4 (the “Conditions Precedent”) shall have been fulfilled to the satisfaction of the Treasury (or waived in its sole discretion).

4.2
The Treasury shall, as soon as reasonably practicable, notify the Participant upon it being satisfied that the Conditions Precedent have been fulfilled (or waived). Such notification shall be conclusive evidence of fulfilment (or waiver) of the Conditions Precedent but shall not otherwise constitute any waiver, agreement or consent.

4.3
If any of the Conditions Precedent shall not have been fulfilled (or waived) on or before the date that is five Business Days after the date of this Agreement, this Agreement shall terminate with immediate effect. The Parties acknowledge and agree that if this Agreement is terminated pursuant to this Clause 4.3, the amendments and variations referred to in Clause 2.1 shall not take effect.

4.4	The Conditions Precedent are as follows:

(A)	the receipt by the Treasury of the Side Letter, duly executed by the Participant Entities;

(B)	the receipt by the Treasury of:

(i)	(a) a copy of a resolution of the board of directors of the Participant which approves and authorises the Participant to execute, and perform its obligations under, this Agreement; or

(b)	a copy of an alternative corporate authority of the Participant; and

(ii)
a certificate of a director, the secretary, the deputy secretary / head of group secretariat, the senior assistant secretary or the assistant secretary of the Participant certifying that, so far as he or she is aware having made all due and reasonable enquiries, the copy document referred to in, and delivered to the Treasury pursuant to, sub-paragraph (i)(a) above or (i)(b) above (as the case may be) is a true, complete and accurate copy of the original and in full force and effect, in each case in form and substance satisfactory to the Treasury; and

(C)	the receipt by the Treasury of:

(i)	(a) a copy of a resolution of the board of directors of the Initial Parent which approves and authorises the Initial Parent to execute, and perform its obligations under, this Agreement; or

(b)	a copy of an alternative corporate authority of the Initial Parent; and

(ii)
a certificate of a director, the secretary, the deputy secretary / head of group secretariat, the senior assistant secretary or the assistant secretary of the Initial Parent certifying that, so far as he or she is aware having made all due and reasonable enquiries, the copy document referred to in, and delivered to the Treasury pursuant to, sub-paragraph (i)(a) above or (i)(b) above (as the case may be) is a true, complete and accurate copy of the original and in full force and effect, in each case in form and substance satisfactory to the Treasury.

5.	COUNTERPARTS

Clause 23 of the Accession Agreement shall apply to this Agreement mutatis mutandis.

IN WITNESS of which this Agreement has been entered into on the date which first appears on page 1 above.

SCHEDULE 1

(New Clauses of the Accession Agreement)

New Clauses 19.4 to 19.7

Remuneration requirements; Scheme Personnel

19.4
For the purposes of applying Condition 28.7 to the Participant, the criteria referred to and defined in Conditions 28.7(A) and 28.7(B) as 'Performance Target' and 'Compliance Requirement, respectively shall be replaced by, and the Participant will ensure that a substantial majority (or such other proportion as may be agreed in writing by the Treasury) of any incentive and bonus components of the remuneration of Scheme Personnel for any calendar year shall be linked to, Scheme-related performance targets determined from time to time by the APS PRC for that calendar year (the “APS Performance Targets”). Condition 28.7 shall, subject to this variation, continue to apply to the Participant.

Remuneration requirements: Senior Executives

19.5	In relation to the Participant:

(A)	the references in Condition 28.8 to the Performance Target and the Compliance Requirement shall be read to refer instead to the APS Performance Targets for the relevant calendar year;

(B)	Condition 28.9 shall not apply; and

(C)	the reference in Condition 29.3 to the SOC shall be read to refer instead to the APS PRC.

19.6	For the avoidance of doubt, the APS PRC may agree different APS Performance Targets for different Scheme Personnel and Senior Executives in respect of any calendar year.

19.7	For the purposes of applying Condition 29.2 to the Participant, the SOC shall be responsible only for:

(A)
evaluating the collective overall performance during each calendar year (including the calendar year in which the Participant exits from the Scheme) of the Scheme Personnel and Senior Executives having regard to the APS Performance Targets and providing a written report of its evaluations to the APS PRC; and

(B)
liaising with the Scheme Executive Team to identify any material concerns that the Scheme Executive Team may have regarding the performance of personnel other than Scheme Personnel who are involved in the Management and Administration of Covered Assets or Related Party Assets to a material extent or who carry out other functions in connection with the Participant's participation in the Scheme to a material extent, including any respects in which the Scheme Executive Team considers that the performance of such personnel may not comply with the Scheme Documents in any material respect, and reporting any such concerns (if the SOC considers them to be legitimate) to the Remuneration Committee.

New Clause 19A

19A. Performance and Reward Committee

Establishment of the APS PRC

19A.1
The Participant and the Treasury shall establish and maintain a performance and reward committee (the “APS PRC”) which shall be governed by, and shall have the functions described in, this Clause 19A and the APS PRC Terms of Reference. The APS PRC is established pursuant to this Clause and is not a sub-committee of the Remuneration Committee.

Composition of the APS PRC

19A.2	The members of the APS PRC shall comprise:

(A)	the Chairman of the Remuneration Committee (who shall chair the APS PRC);

(B)
the Chief Executive of the Agency, or such other executive officer of the Agency as the Chief Executive shall nominate, or a representative of the Treasury other than the Chief Executive as the Treasury may nominate from time to time (the “Treasury Member”) or if such Treasury Member so elects, such alternate of the Treasury Member as the Treasury Member may appoint from time to time (the “Treasury Member's Alternate”); and

(C)	one non-executive director of the Participant's Ultimate Parent who is a member of the SOC.

The initial composition of the APS PRC shall be as set out in the APS PRC Terms of Reference.

Functions of the APS PRC

19A.3
The APS PRC shall have the functions set out in, and operate in accordance with, the written terms of reference in the agreed form (the “APS PRC Terms of Reference”). The APS PRC Terms of Reference shall include the following:

(A)	at the beginning of each calendar year, determining the APS Performance Targets for that calendar year;

(B)	reviewing the list of Scheme Personnel and Senior Executives, including the Level 2 Executives nominated annually by the Participant;

(C)	reviewing the individual performance objectives for the relevant calendar year for the Scheme Personnel and Senior Executives (subject to redaction of any commercially sensitive information therein);

(D)
considering any report which the Treasury or its agents may submit to the APS PRC in relation to the performance during the previous calendar year of the Scheme Personnel and Senior Executives against the APS Performance Targets;

(E)
making recommendations to the Remuneration Committee in respect of the individual proportion of the incentive and bonus components of the remuneration of Scheme Personnel and Senior Executives which should be evaluated against the APS Performance Targets for the relevant calendar year, which recommendations shall accord with the requirements of Condition 28.7 as varied in respect of the Participant pursuant to this Agreement and Condition 28.10;

(F)
at the end of each calendar year (including the calendar year in which the Participant exits from the Scheme) evaluating (a) the collective overall performance of the Scheme Personnel and Senior Executives and (b), if the Treasury Member or the Treasury Member's Alternate so requires, the individual performance of any member of the Scheme Personnel or any Senior Executive in each case against the APS Performance Targets for that year, including but not limited to evaluating:

(i)	the robustness of processes set up for Management and Administration of Covered Assets;

(ii)	evidence that outsourcing of Management and Administration-related functions in respect of Covered Assets has been considered where appropriate;

(iii)	overall trends relating to the Management and Administration of Covered Assets; and

(iv)	in respect of the calendar year in which the Participant exits from the Scheme only, the Participant's performance in managing the exit process;

(G)
providing a written report of such evaluations and resulting recommendations to the Remuneration Committee to assist the Remuneration Committee in connection with the consideration by the Remuneration Committee of the performance of Scheme Personnel and the Senior Executives against the APS Performance Targets and the determination by the Remuneration Committee of any incentive and bonus components of the remuneration of the Scheme Personnel and Senior Executives; and

(H)
reviewing whether clawback should be applied to any deferred compensation elements of the remuneration of the Scheme Personnel and Senior Executives prior to their vesting and providing written recommendations to the Remuneration Committee with respect thereto.

19A.4	The APS PRC Terms of Reference may be modified from time to time with the agreement of the Participant and the Treasury,

19A.5	The Participant shall:

(A)
provide, or procure that there is provided, to the APS PRC in respect of each calendar year (including the calendar year in which the Participant exits from the Scheme) to enable the APS PRC to issue the report referred to at Clause 19A.3(G):

(i)
from the SOC, a written report on the collective overall performance during the relevant calendar year of the Scheme Personnel and Senior Executives having regard to the APS Performance Targets together with a written commentary on the report referred to in Clause 19.A5(A)(ii); and

(ii)	from the Group Internal Audit of the Participant's Ultimate Parent, a written report on the Participant's compliance with the Scheme Documents during the relevant calendar year;

(B)	provide the APS PRC with such other input or assistance as the APS PRC may reasonably require to fulfil its functions; and

(C)	ensure that the APS Performance Targets as applicable for each calendar year are notified in a manner determined by the Participant to the Scheme Personnel and Senior Executives on a timely basis.

Meetings of the APS PRC

19A.6	The APS PRC shall meet on such occasions consistent with the APS PRC Terms of Reference as it considers necessary or appropriate in order to carry out its functions.

19A.7	The quorum for any meeting of the APS PRC shall be two members, one of whom shall be the Treasury Member or the Treasury Member's Alternate.

Decisions of the APS PRC

19A.8
All decisions, reports and recommendations made or issued by the APS PRC shall require the agreement of all members of the APS PRC attending the relevant meeting, including without limitation the Treasury Member or the Treasury Member's Alternate.

APS PRC Observers

19A.9
The Treasury shall have the right to appoint, from time to time and at its sole discretion, one other individual in addition to the Treasury Member or the Treasury Member's Alternate to attend meetings of the APS PRC as a non-voting observer (the “Treasury Observer”) and shall notify the Participant in writing of the identity of the Treasury Observer from time to time. The Participant shall ensure that the Treasury Observer is permitted to attend meetings of the APS PRC.

19A.10
Subject to Clause 19A.11, the following parties in addition to the Treasury Observer shall be entitled to attend meetings of the APS PRC as non-voting observers: (i) the Scheme Head, (ii) the Participant's Head of Restructuring and Risk, (iii) the Participant's Group's Director of Human Resources and (iv) at the invitation of the APS PRC only, other representatives of the Participant and the Treasury and professional advisers (the “Additional Observers”).

19A.11
Any member of the Scheme Personnel or Senior Executive who attends any meeting of the APS PRC as an Additional Observer shall withdraw from any part of such meeting at which the position of that member of the Scheme Personnel or that Senior Executive is discussed and from any other part of such meeting that the APS PRC may determine is appropriate.

19A.12
The Participant shall give all members of the APS PRC, the Treasury Observer and the Additional Observers the same period of notice of the time, date and location for all meetings of the APS PRC (which, save in the event of exceptional circumstances which the Participant reasonably considers to warrant a meeting on short notice, shall be no less than three Business Days prior to the relevant meeting) and the Participant shall send copies of all documents circulated for the purposes of such meetings and all minutes of those meetings to all the members of the APS PRC at the same time.

Records of the APS PRC

19A.13
The Participant shall appoint and at all times maintain a non-voting secretary who shall keep the minutes of meetings of the APS PRC and records of all matters considered or decided by the APS PRC and deal with the administration for meetings.

19A.14
Without prejudice to Condition 19A.12, the Participant shall provide to the Treasury and the Treasury Observer copies of all reports, presentations, records and other documents given to or created by the APS PRC (or any of its members in connection with the functions of the APS PRC), together with all minutes of meetings of the APS PRC, as soon as reasonably practicable following the receipt or creation thereof.

Consultation

19A.15	The Participant shall procure that the Chairman of the Remuneration Committee shall:

(A)
at the request of the Treasury Member or Treasury Member's Alternate, disclose to the Treasury Member or to the Treasury Member's Alternate as soon as reasonably practicable upon the information becoming available the total remuneration package of all Scheme Personnel and Senior Executives, including its incentive and bonus components, together with their performance objectives for the relevant calendar year without redaction; and

(B)
following the Remuneration Committee's receipt of the APS PRC's report as referred to in Clause 19A.3(G), consult with the Treasury Member or, if the Treasury Member so elects, the Treasury Member's Alternate, prior to the final determination by the Remuneration Committee of any incentive and bonus components of the remuneration of the Scheme Personnel and Senior Executives.

Data protection

19A.16
The Participant shall, and shall ensure that each relevant member of the Participant's Group will, promptly provide to the Scheme Personnel and Senior Executives from time to time such information in a form approved by the Treasury as is necessary to identify the Treasury and the purposes for which it may process Personal Data which forms part of any information provided by the Participant pursuant to this Clause 19A together with such information as is necessary to satisfy the obligations of the Treasury under paragraph 2(3) of Part II of Schedule 1 to the Data Protection Act 1998 (and any equivalent obligation under any other Applicable Law) in respect of its processing of such Personal Data pursuant to this Agreement.

SCHEDULE 2
(New Definitions)

“Additional Observers” has the meaning given to it in Clause 19A.10;

“APS Performance Targets” has the meaning given to it in Clause 19.4;

“APS PRC” has the meaning given to it in Clause 19A.1;

“APS PRC Terms of Reference” has the meaning given to it in Clause 19A.3;

“Mark-to-Market Value” has the meaning given to it in Clause 12.4;

“Par Value” has the meaning given to it in Clause 12.4;

“Relevant Repayment Dates” has the meaning given to it in Clause 12.4;

“Treasury Member” has the meaning given to it in Clause 19A.2;

“Treasury Member's Alternate” has the meaning given to it in Clause 19A.2; and

“Treasury Observer” has the meaning given to it in Clause 19A.9.

SCHEDULE 3
(Form of Side Letter)

The Royal Bank of Scotland plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

The Royal Bank of Scotland Group plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

Dear Sirs

Remuneration of Scheme Personnel and Senior Executives

1.	We refer to:

(A)
the Accession Agreement dated 26 November 2009 between The Commissioners of Her Majesty's Treasury, The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, as amended or supplemented from time to time (the “Accession Agreement”); and

(B)
the Second Supplemental Agreement to the Accession Agreement of even date between The Commissioners of Her Majesty's Treasury, The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc (the “Second Supplemental Agreement”).

Any word or expression defined in the Accession Agreement or in the Conditions (as defined in the Accession Agreement) shall have the same meaning when used in this letter.

2.	With effect from the date on which the Second Supplemental Agreement becomes effective, it is agreed that:

(A)	the SOC Terms of Reference shall be amended and restated so as to be in the form set out in Appendix 1 to this letter;

(B)
the document headed “APS Performance and Reward Committee Terms of Reference” in the form set out in Appendix 2 to this letter is hereby designated by the Treasury and the Participant as being the APS PRC Terms of Reference in the agreed form for the purposes of the Accession Agreement and as a Scheme Document;

(C)	the targets set out in Appendix 3 to this letter shall constitute the APS Performance Targets for 2010; and

(D)
the proportion of any incentive and bonus components of the remuneration of each member of the Scheme Personnel and each Senior Executive that is to be evaluated against the APS Performance Targets for 2010 shall be the percentage amount set out opposite the name of the relevant individual in Appendix 4 to this letter.

3.	It is hereby acknowledged that:

(A)
the persons named in Parts l(b) and ll(c) of Appendix 4 to this letter constitute the Level 2 Executives for 2010 and, subject to any necessary amendment to reflect new joiners and leavers during 2011, 2011; and

(B)
countersignature of this letter by the Participant shall discharge the obligations of the Participant under Condition 28.4 to deliver a list of the Level 2 Executives for 2010 and, subject as aforesaid, 2011.

4.
It is further agreed that, for the purpose of determining whether the RWA Test is satisfied in respect of any Senior Executive for 2011 or any subsequent calendar year, no consultation shall be required between the Treasury and the Participant pursuant to element (y) of the final sentence of Condition 28.12 if the proportion resulting from the determination of the RWA Test on the basis specified in Condition 28.12(B) is greater than 15 per cent.

Kindly confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Yours faithfully,

For and on behalf of the Commissioners of HM Treasury
(acting through the Asset Protection Agency)

Confirmed and agreed for and on behalf of The Royal Bank of Scotland plc
Signature:

Name:	Date:

Confirmed and agreed for and on behalf of The Royal Bank of Scotland Group plc
Signature:

Name:	Date:

Appendix 1
SOC Terms of Reference
Asset Protection Scheme (“APS”)
Senior Oversight Committee – Updated Terms of Reference

1	Introduction

1.1
Pursuant to an accession agreement dated 26 November 2009 between the Commissioners of Her Majesty's Treasury (the “Treasury”), The Royal Bank of Scotland plc (the “Participant”) and The Royal Sank of Scotland Group plc (the “Initial Parent”) as from time to time amended, varied or supplemented (the “Accession Agreement”), the Participant agreed to participate in the UK APS.

1.2
This document constitutes updated SOC Terms of Reference applicable to the Participant's participation in the APS as referred to in Condition 21 of the terms and conditions of the APS set out in the document entitled “UK Asset Protection Scheme Terms and Conditions” which is in the agreed form (the “Conditions”).

1.3	This document is a Scheme Document.

1.4
Pursuant to the Conditions, the SOC shall be governed by, and shall have the functions described in, the Conditions as varied in their application to the Participant pursuant to the Accession Agreement and these Terms of Reference.

1.5	Subject to Condition 39, this document may be further modified from time to time, with the agreement of the SOC and the Treasury.

2	Interpretation

Capitalised terms used but not defined in these Terms of Reference have the meanings given to them in the Conditions or the Accession Agreement.

3	Membership

3.1
The membership of the SOC shall at all times comprise at least one non-executive director of the Participant's Ultimate Parent, the Scheme Head and such members of the senior management team of the Participant's Group as may, in each case, be approved in writing in advance by the Treasury acting reasonably (each a “Member”).

3.2	The number of Members of the SOC shall at all times be no fewer than five.

3.3	A list of the Members of the SOC as at the date of these Terms of Reference (as approved by the Treasury) is appended hereto as Annex 1.

3.4
The Head of Risk & Restructuring of RBS from time to time (or, in his or her absence from any meeting, another Member designated by him or her for the purposes of that meeting) will act as chairman of each meeting of the SOC (the “Chairman”).

4	Quorum requirements

4.1	Subject to paragraph 4.2, the quorum at any meeting of the SOC shall be the Chairman and three or more Members.

4.2
If the Chairman considers that it is necessary to convene a meeting of the SOC for the purposes of considering urgent or extraordinary business in circumstances where, due to timing constraints, it would not be possible to achieve the quorum required under paragraph 4.1, the Chairman may, with the prior approval of the Treasury (such approval not to be unreasonably withheld or delayed, and such approval shall be deemed to be given if Treasury does not respond within 24 hours of the Chairman's request for approval), designate such meeting as a “Fast Track Meeting”. The Chairman may propose to the Treasury, from time to time, certain classes or categories of extraordinary or urgent business which, if the Treasury (acting reasonably) agrees, shall automatically qualify for a Fast Track Meeting without requiring any additional approval from Treasury. The quorum for any meeting designated as a Fast Track Meeting in accordance with this paragraph 4.2 shall be the Chairman and any one or more Members.

5	Frequency and methods of Meetings

5.1
The SOC shall meet at least monthly and on such other occasions as it considers necessary or appropriate in order to carry out its functions, having regard to (amongst other things) the frequency of approvals of Conduct Requiring Approval required from the SOC in accordance with the Conduct Approvals Hierarchy.

5.2
The Participant shall use all reasonable endeavours to ensure that meetings of the SOC (including Fast Track Meetings) are scheduled within business hours in the United Kingdom, taking into account the nature and urgency of the business of such meeting. If a Treasury Observer (as defined below) notifies the Chairman that the Treasury Observer (as defined below) cannot attend a meeting in person, the Participant shall use all reasonable endeavours to facilitate the attendance of that Treasury Observer (as defined below) by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other.

6	Treasury Observers

6.1
The Treasury shall have the right to appoint, from time to time and at its sole discretion, any individuals to attend meetings of the SOC as non-voting observers (the “Treasury Observers”) and shall notify the Participant in writing of the identities of the Treasury Observers from time to time.

6.2	The initial Treasury Observer shall be Stephan Wilcke; additional Treasury Observers will notified to the Participant in due course following Accession.

6.3	The Participant shall give the Treasury and the Treasury Observers the same period of notice of the time, date and location (and, where applicable, dial-in details) for all meetings of the SOC (including Fast Track Meetings) as is given to the Members of the SOC (or any member of the SOC) and the Participant shall send to the Treasury and the Treasury Observers copies of all documents circulated for the purposes of such meetings and all minutes of those meetings at the same time as they are sent to the Members of the SOC (or any Member of the SOC).

6.4
The Treasury Observers may, but shall not be required to, speak or participate in anyway in any meeting of the SOC and shall not be entitled to exercise any vote in respect of any decision taken by the SOC.

7	Notice and Attendance

7.1
Each Member shall be given no less than one Business Day's notice of each meeting of the SOC (including Fast Track Meetings), save in the event of exceptional circumstances which the Chairman and the Scheme Head reasonably consider to warrant a meeting on shorter notice.

7.2	Notwithstanding paragraph 4 (Quorum requirements) above, it is envisaged that meetings of the SOC (other than Fast Track Meetings) will be attended by all Members of the SOC.

7.3
Attendance at a meeting of the SOC by personnel of the Participant's Group or any other persons that are non-Members may be permitted by the Chairman having regard to the items to be reviewed and/or discussed at the meeting and the expertise and level of responsibility of the relevant non-Member.

7.4
Non-Members of the SOC may speak or participate in any meeting of the SOC which they are permitted to attend pursuant to paragraph 7.3, but shall not be entitled to exercise any vote in respect of any decision taken by the SOC.

7.5
All or any of the Members of the SOC and the Treasury Observers may participate in any meeting of the SOC (including a Fast Track Meeting) by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A Member so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly.

8	Voting procedures

8.1	The SOC shall be entitled to approve any decision by way of a simple majority of votes of its Members.

8.2	In the event of an equality of votes, the Chairman shall be entitled to a second or casting vote.

9	Functions of the SOC

The functions of the SOC shall include the following:

General oversight and compliance

9.1	The SOC shall ensure, set strategy for, and provide oversight and supervision of, compliance with the Scheme Documents, including with respect to:

9.1.1	the calculation of the Quarterly Payables (and other amounts which fall to be calculated, accounted for or reported pursuant to and in accordance with the Scheme Documents);

9.1.2	the Asset Management Conditions and the Monitoring and Reporting Conditions; and

9.1.3	the establishment of systems, controls and processes to comply with the Scheme Documents.

9.2
The SOC shall review, approve and periodically reassess the business strategies and governance arrangements of the members of the Covered Group in connection with the APS (including the Asset Management Framework, the Conflicts Management Policy, Business-Level Guidelines and any other policies and practices relating to the Participant's participation in the APS) which have been developed by the Scheme Executive Team from time to time, including proposed modifications to such strategies and governance arrangements arising out of changes to business conditions, Applicable Law or Good industry Practice, and shall monitor execution of approved strategies and ensure that they comply with the Scheme Documents.

9.3
The SOC shall oversee compliance with the terms of the Scheme Documents and assess efficacy of monitoring processes, identify weaknesses with respect to policy, processes or behaviour and prescribe corrective measures as appropriate. The SOC shall review and consider the Annual Assurance Report and any recommendations contained in it.

9.4	The SOC shall be responsible for the delivery and implementation of the systems, controls and processes described or referred to in the Transitional Exceptions Document.

9.5	The SOC shall ensure fully open, transparent and constructive communications and relations with the Treasury in respect of the APS and the Covered Assets and compliance with the Scheme Documents.

9.6	The SOC shall monitor financial results of the Covered Assets.

9.7	The SOC shall sign-off each Quarterly Statement prior to its delivery to the Treasury and may delegate such authority to a Member.

Asset Management

9.8	The SOC shall be kept informed of emerging and evolving high profile or potentially significant problem exposures on an individual Covered

Asset case and Covered Asset Class basis and of strategies undertaken to ensure attainment of the Asset Management Objective.

9.9	The SOC shall (where required pursuant to the Asset Management Conditions and the Conduct Approvals Hierarchy) determine whether or not to approve Conduct Requiring Approval notified to it.

9.10	The SOC shall ensure and monitor the effective operation of the Conduct Approvals Hierarchy.

9.11
The SOC shall review the Asset Management Framework and the Conflicts Management Policy no less frequently than annually following the Accession Date (and the in first year commencing on the Accession Date, no less frequently than every six months) to determine any modifications thereto that the SOC reasonably considers necessary or appropriate for the purposes of ensuring that the Asset Management Framework and the Conflicts Management Policy comply with the Scheme Documents.

9.12
The SOC shall determine whether or not to approve modifications to the Asset Management Framework, Conflicts Management Policy or Credit Aggregation Policy, referred to it and shall present to the Treasury any modifications approved by the SOC for the Treasury's approval in accordance with the Scheme Documents.

Personnel

9.13
The SOC shall be responsible for allocation of optimal resources to the management of Covered Assets - both dedicated and non-dedicated - to ensure efficient operation of participation in the APS, and shall have regard to any recommendations of the Scheme Executive Team in this context.

9.14
The SOC shall determine the functions and responsibilities to be carried out by the Scheme Executive Team in addition to those functions and responsibilities of the Scheme Executive Team specified in the Conditions.

9.15	The SOC shall determine whether or not to approve modifications to the Detailed Organisational Structure referred to it in accordance with the Scheme Documents.

9.16
The SOC shall determine the organisational structure and initial composition of the Scheme Executive Team, and shall determine whether or not to approve any modifications to such structure or composition referred to it in accordance with the Scheme Documents.

9.17
The SOC shall evaluate the collective overall performance during each calendar year (including the year in which the Participant exits from the APS) of the Scheme Personnel and Senior Executives having regard to the APS Performance Targets and provide a written report of the SOC's evaluation to the APS PRC.

9.18	The SOC shall provide to the APS PRC the SOC's written commentary on the report issued by the Group Internal Audit of the Participant's Ultimate Parent regarding the Participant's compliance with the Scheme Documents during each calendar year (including the year in which the Participant exits from the APS).

9.19
The SOC shall liaise with the Scheme Executive Team to identify any material concerns that the Scheme Executive Team may have regarding the performance of personnel (other than Scheme Personnel) who are involved in the Management and Administration of Covered Assets or Related Party Assets to a material extent or who carry out other functions in connection with RBS’s participation in the APS to a material extent, including any respects in which the Scheme Executive Team considers that the performance of such personnel may not comply with the Scheme Documents in any material respect, and report any such concerns (if the SOC considers them to be legitimate) to the Remuneration Committee.

Other Protection Schemes

9.20
The SOC shall oversee and assess any impact on the Covered Assets or RBS's participation in the APS arising from or relating to any Other Protection Scheme in which any member of the Covered Group participates.

APS Audit Committee

9.21	The SOC shall act as an audit committee of the APS and shall review all matters relating to internal control, financial reporting functions, internal and external audit and regulatory compliance.

9.22
The SOC shall approve the Annual Plan of Group internal Audit of the Participant's Ultimate Parent and review its reports and recommendations. The SOC will review the appointment, responsibilities and reports of any external auditor appointed under the APS and submit quarterly reports to the Group Audit Committee and Board Risk Committee of the Participant's Ultimate Parent.

9.23
The SOC will submit to the Group Audit Committee of the Participant's Ultimate Parent a quarterly report by the Chairman detailing the role of the SOC and confirming its compliance with requirements outlined in this document. Such quarterly report shall at all times be approved by the non-executive director of the Participant's Ultimate Parent who is a Member of the SOC.

5.	Secretary and Minutes

10.1	A secretary shall be appointed by the SOC from time to time (the “Secretary”) for the purposes of carrying out the administrative functions set out in this paragraph 10.

10.2	The Secretary shall not be entitled to exercise any vote in respect of any decision taken by the SOC.

10.3	The Secretary shall be responsible for:

10.3.1
organising the logistics of all SOC meetings (including the provision of notice to Members and Treasury Observers), distributing relevant papers and other materials to each Member of the SOC and each Treasury Observer prior to or at each such meeting and producing written minutes for all SOC meetings; and

10.3.2
in the case of any Fast Track Meeting, organising the requisite Fast Track Meeting quorum, distributing relevant papers and other materials and ensuring that, if any transactions are to be considered by the meeting, a representative of the relevant sponsoring business area is present.

10.4
Action points emerging from any meeting of the SOC shall be recorded clearly in the minutes for that meeting and be formed into cases where they relate to actions required in terms of policy or practice initiatives or amendments and shall be assigned clearly to an owner and be time-bound.

10.5
The Participant shall provide to the Treasury and the Treasury Observers copies of all reports, presentations, records and other documents given to or created by the SOC (or any of its Members in connection with the functions of the SOC), together with all minutes of meetings of the SOC, as soon as reasonably practicable following the receipt or creation thereof.

December 2010

Annex 1
***

***	***
***	***
***	***
***	Bruce Van Saun
***	Joe MacHale
***	***
***	***
***	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Appendix 2
APS PRC Terms of Reference

Asset Protection Scheme (“APS”)
APS Performance and Reward Committee (“APS PRC”) – Terms of Reference

1	Introduction

1.1
Pursuant to an accession agreement dated 26 November 2009 between the Commissioners of Her Majesty's Treasury (the “Treasury”), The Royal Bank of Scotland plc (the “Participant”) and The Royal Bank of Scotland Group plc (the “Initial Parent”) as from time to time amended, varied or supplemented (the “Accession Agreement”), the Participant agreed to participate in the UK APS on the terms and conditions of the APS set out in the document entitled “UK Asset Protection Scheme Terms and Conditions” which is in the agreed form (the “Conditions”) as varied in their application to the Participant by the Accession Agreement.

1.2	This document constitutes the APS PRC Terms of Reference applicable to the Participant's participation in the APS as referred to Clause 19A of the Accession Agreement.

1.3	This document is a Scheme Document.

1.4	Pursuant to the Accession Agreement, the APS PRC shall be governed by, and shall have the functions described in the Accession Agreement and these Terms of Reference.

1.5	This document may be modified from time to time, with the agreement of the Participant and the Treasury.

2	Interpretation

Capitalised terms used but not defined in these Terms of Reference have the meanings given to them in the Conditions or the Accession Agreement.

3	Membership

3.1	The members of the APS PRC (each a “Member”) shall comprise:

3.1.1	the Chairman of the Remuneration Committee (who shall chair the APS PRC (the “Chairman”));

3.1.2
the Chief Executive of the Agency, or such other executive officer of the Agency as the Chief Executive shall nominate, or a representative of the Treasury other than the Chief Executive as the Treasury may nominate from time to time (the “Treasury Member”) or if such Treasury Member so elects, such alternate of the Treasury Member as the Treasury Member may appoint from time to time (the “Treasury Member's Alternate”); and

3.1.3	one non-executive director of the Participant's Ultimate Parent who is a member of the SOC.

3.2	A list of the initial Members of the APS PRC as at the date of these Terms of Reference (as approved by the Treasury) is appended hereto as Annex 1.

4	Quorum requirements

The quorum at any meeting of the APS PRC shall be two Members, one of whom shall be the Treasury Member or Treasury Member's Alternate.

5	Frequency and methods of Meetings

5.1	The APR PRC shall agree a schedule of meetings as necessary or appropriate in order to carry out its functions.

5.2
The Participant shall use all reasonable endeavours to ensure that meetings of the APS PRC are scheduled within business hours in the United Kingdom, taking into account the nature and urgency of the business of such meeting. If the Treasury Member or the Treasury Member's Alternate notifies the Chairman that the Treasury Member or the Treasury Member's Alternate cannot attend a meeting in person, the Participant shall use all reasonable endeavours to facilitate the attendance of the Treasury Member or the Treasury Member's Alternate by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other.

6	APS PRC Observers

6.1
The Treasury shall have the right to appoint, from time to time and at its sole discretion, one other individual in addition to the Treasury Member or the Treasury Member's Alternate to attend meetings of the APS PRC as a non-voting observer (the “Treasury Observer”) and shall notify the Participant in writing of the identity of the Treasury Observer from time to time. The Participant shall ensure that the Treasury Observer is permitted to attend meetings of the APS PRC.

6.2
Subject to paragraph 6.3 below, the following parties in addition to the Treasury Observer shall be entitled to attend meetings of the APS PRC as non-voting observers: (i) the Scheme Head, (ii) the Participant's Head of Restructuring and Risk, (iii) the Participant's Group's Director of Human Resources and (iv) at the invitation of the APS PRC only, other representatives of the Participant and the Treasury and professional advisers (the “Additional Observers” and together with the Treasury Observer, the “APS PRC Observers”).

6.3
Any member of the Scheme Personnel or Senior Executive who attends any meeting of the APS PRC as an Additional Observer shall withdraw from any part of such meeting at which the position of that member of the Scheme Personnel or that Senior Executive is discussed and from any other part of such meeting that the APS PRC may determine is appropriate.

7	Notice and Attendance

7.1
All Members of the APS PRC and alt APS PRC Observers shall be given the same period of notice of the time, date and location for all meetings of the APS PRC (which, save in the event of exceptional circumstances which the Participant reasonably considers to warrant a meeting on short notice, shall be no less than three Business Days prior to the relevant meeting) and the Participant shall send copies of all documents circulated for the purposes of such meetings and all minutes of those meetings to all the Members of the APS PRC at the same time.

Notwithstanding paragraph 4 (Quorum requirements) above, it is envisaged that meetings of the APS PRC will be attended by all Members of the APS PRC.

7.2
APS PRC Observers may speak or participate in any meeting of the APS PRC which they are permitted to attend pursuant to paragraph 6, but shall not be entitled to exercise any vote in respect of any decision taken by the APS PRC.

7.3
All or any of the Members of the APS PRC and the APS PRC Observers may participate in any meeting of the SOC by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A Member so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly.

8	Voting procedures

All decisions, reports and recommendations made or issued by the APS PRC shall require the agreement of all Members of the APS PRC attending the relevant meeting, including without limitation the Treasury Member or the Treasury Member's Alternate.

9	Functions of the APS PRC

9.1	The functions of the APS PRC shall include the following:

9.1.1	at the beginning of each calendar year, determining the APS Performance Targets for that calendar year;

9.1.2	reviewing the list of Scheme Personnel and Senior Executives, including the Level 2 Executives nominated annually by the Participant;

9.1.3	reviewing the individual performance objectives for the relevant calendar year for the Scheme Personnel and Senior Executives (subject to redaction of any commercially sensitive information therein);

9.1.4
considering any report which the Treasury or its agents may submit to the APS PRC in relation to the performance during the previous calendar year of the Scheme Personnel and Senior Executives against the APS Performance Targets;

9.1.5
making recommendations to the Remuneration Committee in respect of the individual proportion of the incentive and bonus components of the remuneration of Scheme Personnel and Senior Executives which should be evaluated against the APS Performance Targets for the relevant calendar year, which recommendations shall accord with the requirements of Condition 28.7 as varied in respect of the Participant pursuant to the Accession Agreement and Condition 28.10;

9.1.6
at the end of each calendar year (including the calendar year in which the Participant exits from the Scheme) evaluating (a) the collective overall performance of the Scheme Personnel and Senior Executives and (b), if the Treasury Member or the Treasury Member's Alternate so requires, the individual performance of any member of the Scheme Personnel or any Scheme Executive in each case against the APS Performance Targets for that year, including but not limited to evaluating:

(i)	the robustness of processes set up for Management and Administration of Covered Assets;

(ii)	evidence that outsourcing of Management and Administration-related functions in respect of Covered Assets has been considered where appropriate;

(iii)	overall trends relating to the Management and Administration of Covered Assets; and

(iv)	in respect of the calendar year in which the Participant exits from the Scheme only, the Participant's performance in managing the exit process;

9.1.7
providing a written report of such evaluations and resulting recommendations to the Remuneration Committee to assist the Remuneration Committee in connection with the consideration by the Remuneration Committee of the performance of Scheme Personnel and the Senior Executives against the APS Performance Targets and the determination by the Remuneration Committee of any incentive and bonus components of the remuneration of the Scheme Personnel and Senior Executives; and

9.1.8
reviewing whether clawback should be applied to any deferred compensation elements of the remuneration of the Scheme Personnel and Senior Executives prior to their vesting and providing written recommendations to the Remuneration Committee with respect thereto.

9.2	The Participant shall:

9.2.1
provide, or procure that there is provided, to the APS PRC in respect of each calendar year (including the calendar year in which the Participant exits from the Scheme) to enable the APS PRC to issue the report referred to at paragraph 9.1.7 above;

(i)
from the SOC, a written report on the collective overall performance during the relevant calendar year of the Scheme Personnel and Senior Executives having regard to the APS Performance Targets together with a written commentary on the report referred to in paragraph 9.2.1 (b) below; and

(ii)	from the Group Internal Audit of the Participant's Ultimate Parent, a written report on the Participant's compliance with the Scheme Documents during the relevant calendar year;

9.2.2	provide the APS PRC with such other input or assistance as the APS PRC may reasonably require to fulfil its functions; and

9.2.3	ensure that the APS Performance Targets as applicable for each calendar year are notified in a manner determined by the Participant to the Scheme Personnel and Senior Executives on a timely basis.

9.3
The APS PRC will report and may make recommendations to the Remuneration Committee, but does not have any delegated authority in terms of approval of remuneration for Scheme Personnel and the Senior Executives.

10	Secretary and Minutes

10.1
A secretary provided by the Participant shall be appointed by the APS PRC from time to time (the “Secretary”) for the purposes of carrying out the administrative functions set out in this paragraph 10.

10.2	The Secretary shall not be entitled to exercise any vote in respect of any decision taken by the APS PRC.

10.3
The Secretary shall be responsible for organising the logistics of all APS PRC meetings (including the provision of notice to Members and APS PRC Observers), distributing relevant papers and other materials to each Member of the APS PRC and each APS PRC Observer prior to or at each such meeting and producing written minutes for all APS PRC meetings.

10.4
Action points emerging from any meeting of the APS PRC shall be recorded clearly in the minutes for that meeting and be formed into cases where they relate to actions required in terms of policy or practice initiatives or amendments and shall be assigned clearly to an owner and be time-bound.

10.5
Without prejudice to paragraph 7.1, the Participant shall provide to the Treasury and the Treasury Observer copies of all reports, presentations, records and other documents given to or created by the APS PRC (or any of its Members in connection with the functions of the APS PRC), together with all minutes of meetings of the APS PRC, as soon as reasonably practicable following the receipt or creation thereof.

December 2010

Annex 1
Initial APS PRC Members

Title	Name
Chairman of RBS Group Remuneration Committee	Penny Hughes
RBS Group Non Executive Director who is a SOC Member	Joe MacHale
Chief Executive, Asset Protection Agency	Stephan Wilcke

Appendix 3
***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Appendix 4

***

Part I: Scheme Personnel

Part l(a): Scheme Head and Scheme Executive Team
Name	Role	Agreed proportion (%)
***	Scheme Head	***
***	Deputy Scheme Head	***
***	Head of Reporting & Management	***
***	Head of Risk & Compliance (GBM)	***
***	Head of Regulatory Advisory	***
***	Head of Scheme Services	***
Part l(b): Members of the SOC (also classed as Level 2 Executives)
***	CRO, Non Core Division & APS	***
***	Head of GRG	***
***	Head of Non Core Division & APS	***

Part II: Senior Executives

Part lI(a): Directors
Name	Role	Agreed proportion (%)
Stephen Hester	Group Chief Executive	28
Bruce Van Saun	Group Financial Officer	28
Part lI(b): Level 1 Executives
Name	Role	Agreed proportion (%)
***	CEO, UK Retail, Wealth & Ulster	***
***	CEO UK Corporate	***
***	CEO RBS Americas	***
***	Head of Group Strategy	***
***	CEO, GBM	***
***	Chief Risk Officer	***
***	Group Chief Administrative Officer	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Part lI(C): Level 2 Executives
Name	Role	Agreed proportion (%)
****	Head GRG, BU Europe	***
***	Head of Corp & Structured Assets, P&B	***
***	Head of GRG Americas	***
***	Head of Global Portfolio, GBM	***
***	CRO, Ulster	***
***	CFO, GBM	***
***	CRO, GBM	***
***	Senior Executive	***
***	CRO, UKCB	***
***	Finance Director, GRG	***
***	Head of Non Core Portfolio & Banking	***
***	FD, Retail Markets	***
***	Head of Strategic Investment Group	***
***	Head of GRG, Asia Pacific	***
***	Head of GRG, Ireland	***
***	Head of Non Core Markets	***
***	CEO GBM Asia Pacific	***
***	Head of Recoveries & Litigation, GRG	***
***	Head of GRG UK	***
***	Deputy CEO, GBM	***
***	CE, UK Corporate Banking	***
***	Director Business Services, Non Core	***
***	Director of Group Finance	***
***	FD, Retail Markets	***
***	CFO, UKCB	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.